EXHIBIT 99.1

FOR RELEASE JULY 29, 2009 6:00am ET

SOURCE: Uni-Pixel, Inc.

Targus and UniPixel Enter Into License and Distribution Agreement

Targus to Leverage New Technology Innovations from UniPixel in Future Products

The Woodlands, TX (July 29, 2009) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of a color display technology called Time Multiplexed Optical Shutter (“TMOS”) and thin-film materials branded under the name Opcuity™ that incorporate advanced microstructure technology, today announced that it has entered into a license and supply agreement with Targus, Inc., the leading global supplier of mobile computing cases and accessories.  Under the terms of the agreement, UniPixel will work with Targus to create a variety of products that align with Targus’ product portfolio.  Targus will be provided exclusively licensed rights for distribution of the technologies that it will pursue within its targeted markets and products.

“Partnering with Targus to create uniquely differentiated products is an important next step for UniPixel as we continue to develop our technologies and capabilities,” noted Reed Killion, President and CEO of UniPixel.  “We believe our relationship with Targus will be instrumental in furthering UniPixel’s efforts to penetrate new markets and to advance our strategy of licensing our innovations while supplying key materials.”  Killion added, “Our team looks forward to commercializing our development work and having it accelerated through the market support and exposure that our relationship with Targus can bring.  Their industry leadership and unique acumen to enable people through technology will be a huge support to commercializing the great work our team is doing over the long term.  In the short term, this will allow us to begin generating revenues from our production capabilities.”

Targus’ vice president of product management, Carolyn Perrier, noted, “We are pleased to partner with UniPixel at this exciting stage of their development process.  UniPixel’s expertise in display systems and thin-film materials should provide Targus with new technology capabilities that fit within our strategic initiatives.”

For additional information contact:

Uni-Pixel, Inc. Public Relations:

Stacey Voorhees-Harmon

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net

Uni-Pixel, Inc. Investor Relations:

Laura Guerrant-Oiye

Guerrant Associates

Phone:  808-882-1467

E-mail: lguerrant@guerrantir.com

Targus, Inc. Public Relations:

Kelly Reeves

KLR Communications

E-mail: kelly@klrcommunications.com

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems. In support of its TMOS development, UniPixel has created a family of thin film products it calls Opcuity™ that have broad applications. UniPixel’s TMOS technology offers significant advantages over existing display alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers. UniPixel produces Opcuity™ FPR which serves as a high performance protective cover film for touch screen displays. The Company’s corporate headquarters are located in The Woodlands, TX. For further information please see http://www.unipixel.com.

About Targus, Inc.

Celebrating its 25th anniversary, Targus invented the laptop case and continues to advance the mobile accessories category with innovative and relevant solutions for today’s mobile lifestyle. Targus products enhance productivity, connectivity, and security, liberating users to work in any and all environments with the utmost convenience and comfort. Founded in 1983, Targus headquarters are located in Anaheim, Calif., with offices worldwide and distribution agreements in more than 100 countries. For more information on Targus visit www.targus.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10 for the year ended December 31, 2008. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10 for the year ended December 31, 2008, as well as other public filings with the SEC since such date.